UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 7, 2016

Six Flags Entertainment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

924 Avenue J East Grand Prairie, Texas	75050
(Address of Principal Executive Offices)	(Zip Code)

(972) 595-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD.

On June 7, 2016, Six Flags Entertainment Corporation (the “Company”) issued a press release announcing that it is seeking to issue an aggregate of $300 million in a private offering of senior unsecured notes due 2024 (the “Notes”). The Notes will be guaranteed on a senior unsecured basis by the Company’s subsidiaries that guarantee indebtedness under the Company’s senior secured credit facility. The Company will use $150 million of the net proceeds from the offering to reduce its borrowings under its term loan and intends to use the remaining net proceeds to fund repurchases of the Company’s common stock from time to time, subject to compliance with its financing agreements, and to the extent the Company does not use such net proceeds for that purpose, the Company may use such amounts for strategic initiatives that the Company may undertake from time to time. A copy of the press release is furnished as Exhibit 99.1 hereto.

The Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons outside of the U.S. pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws. The information contained in this Current Report on Form 8-K, including the exhibits hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the Notes or any other securities of the Company.

Concurrently with the completion of this offering, the Company is seeking to amend its existing senior secured credit facility to (i) reduce the interest rate on the remaining borrowings under its Term Loan B by 25 basis points by removing the leverage based pricing grid in respect of the applicable margin for such term loan and replacing it with a fixed applicable margin of 2.50% and 1.50% for the eurocurrency loans and base rate loans, respectively; and (ii) renew the 1.00% prepayment premium applicable, under certain circumstances, to the Term Loan B to six months from the effective date of the amendment.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as shall be expressly set forth by specific reference in any such filing.

Cautionary Information Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements including statements about the offering of the Notes, the use of the proceeds of the offering and the intension to amend the existing senior secured credit facility. These risks and uncertainties include, among others, (i) the adequacy of cash flows from operations, available cash and available amounts under the Company’s credit facilities to meet its future liquidity needs, (ii) the Company’s ability to roll out its capital enhancements in a timely and cost effective manner, (iii) the Company’s ability to improve operating results by implementing strategic cost reductions, and organizational and personnel changes without adversely affecting its business, (iv) the Company’s operations and results of operations, and (v) the risk factors or uncertainties listed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, and its other filings and submissions with the SEC, each of which are available free of charge on the Company’s investor relations website at www.sixflags.com/investors and on the SEC’s website at www.sec.gov.

Item 8.01. Other Events.

On June 7, 2016, the Company announced that its Board of Directors has approved a stock repurchase plan that allows the Company to repurchase an incremental $500 million of its common stock. The amount of shares of common stock authorized to be repurchased under the plan is in addition to the amount remaining under the Company’s existing stock repurchase plan. Since February 2011, the Company has repurchased nearly $1.3 billion of its common stock and has approximately $10 million of remaining availability under its existing plan. Repurchases under the plan will be made from time to time, subject to the Company’s financing agreements, and may take place in the open market or privately negotiated transactions. A copy of the press release is furnished as Exhibit 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following documents are furnished herewith:

Exhibit No.	Description

99.1	Press Release, dated June 7, 2016.

99.2	Press Release, dated June 7, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

Date: June 7, 2016	By:	/s/ Lance C. Balk
Lance C. Balk
General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated June 7, 2016.

99.2	Press Release, dated June 7, 2016.

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